UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 30, 2016

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02

ELECTION OF DIRECTORS

Effective June 30, 2016, the Board of Directors of the Company appointed W. Pierce Carson to serve as a member of the Board of Directors until the next annual meeting of shareholders or until his successor has been duly elected and qualified.  Mr. Carson currently serves as the Company’s President and CEO and his biographical information can be found in the Company’s Current Report on Form 8-K, filed with the Commission on June 11, 2015.

Mr. Carson will not receive any additional compensation for his services as a director.  There is no understanding with respect to Mr. Carson serving on any standing committees of the Board.

ITEM 7.01

REGULATION FD DISCLOSURE

On July 5, 2016, the Company issued a press release announcing the transaction noted at Item 8.01 of this Report.  A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 8.01

OTHER EVENTS

On June 30, 2016, the Company entered into a non-binding letter of intent with Rio Silver Inc. pertaining to the exploration and development of a silver mine located in Peru as further described in the Company’s Press Release dated July 5, 2016.

ITEM 9.01

EXHIBITS

Item	Title

99.1	Press Release dated July 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: July 8, 2016	By: /s/ W. Pierce Carson W. Pierce Carson, President

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